Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18743) of United Technologies Corporation of our report dated June 27, 2003 relating to the financial statements of the United Technologies Corporation Employee Savings Plan II, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 27, 2003